Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Monday, November 4, 2019

GULF ISLAND
REPORTS THIRD QUARTER 2019 RESULTS

Houston, TX - Gulf Island Fabrication, Inc. ("Gulf Island" or the "Company") (NASDAQ: GIFI) today reported a net loss of $6.8 million ($0.44 per share) on revenue of $75.8 million for the third quarter 2019, compared to a net loss of $5.2 million ($0.34 per share) on revenue of $80.5 million for the second quarter 2019 and net loss of $10.9 million ($0.73 per share) on revenue of $49.7 million for the third quarter 2018. At September 30, 2019, the Company's cash and short-term investments totaled $71.4 million and backlog totaled $461.8 million.

"Results for the current quarter unfortunately reflect charges on certain projects which negatively impacted our results," said Kirk Meche, Gulf Island’s President and Chief Executive Officer. "These project impacts are clearly disappointing and each has unique circumstances which we do not believe will result in additional charges going forward. During the quarter, we completed our fifth harbor tug vessel and were awarded a contract for the construction of a seventy-vehicle ferry. We also experienced solid performance on our remaining backlog, and we are focused on enhancing our proposal, estimating and operations resources, processes and procedures to improve our competitiveness and overall project execution."

Backlog

The Company’s backlog at September 30, 2019 of $461.8 million represents a decrease of $14.6 million from June 30, 2019, and an increase of $105.4 million from December 31, 2018. Backlog by operating segment was $406.7 million for the Shipyard Division, $39.9 million for the Fabrication Division, and $15.2 million for the Services Division. Backlog for the Shipyard Division excludes customer options on contracts of approximately $333.0 million, which include deliveries through 2025 should all options be exercised. See "Non-GAAP Measures" below for the Company's definition of Backlog.

Cash and Liquidity

The Company's cash and short-term investments at September 30, 2019 of $71.4 million represents a decrease of $4.6 million from June 30, 2019, and a decrease of $7.8 million from December 31, 2018. The Company ended the quarter with no debt and total working capital of $94.0 million, which includes $18.5 million of assets held for sale. At September 30, 2019, the Company's total available liquidity was as follows (in thousands):

Available Liquidity	Total
Cash and cash equivalents	$45,911
Short-term investments	25,457
Total cash, cash equivalents and short-term investments	71,368
Credit Agreement total capacity	40,000
Outstanding letters of credit	(10,434)
Availability under Credit Agreement	29,566
Total available liquidity	$100,934

Results of Operations(1) (in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenue	$75,802	$80,456	$49,712	$223,863	$161,016
Cost of revenue	78,487	82,054	52,924	227,593	164,248
Gross loss	(2,685)	(1,598)	(3,212)	(3,730)	(3,232)
General and administrative expense	3,970	3,987	4,902	11,791	14,703
Asset impairments and (gain) loss on assets held for sale, net	324	—	146	254	(5,683)
Other (income) expense, net	(51)	(201)	2,484	(181)	2,859
Operating loss (2)	(6,928)	(5,384)	(10,744)	(15,594)	(15,111)
Interest (expense) income, net	139	126	72	527	(166)
Net loss before income taxes	(6,789)	(5,258)	(10,672)	(15,067)	(15,277)
Income tax (expense) benefit	10	10	(277)	(2)	(419)
Net loss	$(6,779)	$(5,248)	$(10,949)	$(15,069)	$(15,696)
Per share data:
Basic and diluted loss per common share	$(0.44)	$(0.34)	$(0.73)	$(0.99)	$(1.05)
________________

(1)	See "Results of Operations by Segment" below for results by division.

(2)
Operating loss includes charges on certain projects in the Shipyard Division for the three months ended September 30, 2019 and June 30, 2019, and for the nine months ended September 30, 2019, of $2.4 million, $2.3 million and $4.4 million, respectively, and charges on a project in the Services Division for the three and nine months ended September 30, 2019, of $1.5 million and $1.4 million, respectively. Operating loss for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, and nine months ended September 30, 2019 and 2018, includes legal fees and other costs of $0.5 million, $1.0 million, $1.1 million, $1.7 million, and $2.2 million, respectively, associated with two customer disputes.

EBITDA(1) (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net loss	$(6,779)	$(5,248)	$(10,949)	$(15,069)	$(15,696)
Less: Income tax (expense) benefit	10	10	(277)	(2)	(419)
Less: Interest (expense) income, net	139	126	72	527	(166)
Operating loss	(6,928)	(5,384)	(10,744)	(15,594)	(15,111)
Add: Depreciation and amortization	2,290	2,422	2,480	7,264	7,788
EBITDA	$(4,638)	$(2,962)	$(8,264)	$(8,330)	$(7,323)
________________

(1)	EBITDA is a non-GAAP measure. See "Non-GAAP Measures" below for the Company's definition of EBITDA.

Condensed Cash Flow Information (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$(3,822)	$5,593	$7,761	$(6,706)	$(18,666)
Net cash provided by (used in) investing activities	19,630	(25,260)	5,296	(16,997)	55,542
Net cash used in financing activities	(89)	(39)	(41)	(843)	(839)

Condensed Balance Sheet Information (in thousands)

	September 30,	June 30,	December 31,
	2019	2019	2018
Cash and cash equivalents	$45,911	$30,192	$70,457
Short-term investments	25,457	45,791	8,720
Total current assets	178,804	177,927	159,955
Property, plant and equipment, net	74,770	75,862	79,930
Total assets	277,165	277,591	258,290
Total current liabilities	84,822	78,780	56,101
Total shareholders’ equity	187,044	193,442	201,100

Quarterly Conference Call

Gulf Island will hold a conference call on Tuesday, November 5, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.800.353.6461 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

About Gulf Island

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels used in energy extraction and production, petrochemical and industrial facilities, power generation, alternative energy and shipping and marine transportation operations. The Company also provides project management, installation, hookup, commissioning, repair, maintenance and civil construction services. The Company operates and manages its business through three operating divisions: Fabrication, Shipyard and Services, with its corporate headquarters located in Houston, Texas and operating facilities located in Houma, Jennings and Lake Charles, Louisiana.

Non-GAAP Measures

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA") and Backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. Reconciliations of EBITDA to the most comparable GAAP measure are presented under "EBITDA" above and "Results of Operations by Segment" below. The Company believes Backlog is a useful supplemental measure as it represents work that the Company is contractually obligated to perform under its current contracts. Backlog represents the unearned value of new project awards and may differ from the value of remaining performance obligations for contracts as determined under GAAP. Backlog at September 30, 2019 of $461.8 million includes the Company's performance obligations of $439.9 million, plus $21.9 million of backlog subject to a contract termination dispute with a customer to build two multi-purpose service vessels that does not meet the criteria to be reported as remaining performance obligations under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

Company Information

Kirk J. Meche	Westley S. Stockton

Chief Executive Officer	Chief Financial Officer

713.714.6100	713.714.6100

Cautionary Statement
This Release contains forward-looking statements in which we discuss our potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.
We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include the cyclical nature of the oil and gas industry, competition, consolidation of our customers, timing and award of new contracts, reliance on significant customers, financial ability and credit worthiness of our customers, nature of our contract terms, competitive pricing and cost overruns on our projects, adjustments to previously reported profits or losses under the percentage-of-completion method, weather conditions, changes in backlog estimates, suspension or termination of projects, ability to raise additional capital, ability to amend or obtain new debt financing or credit facilities on favorable terms, ability to remain in compliance with our covenants contained in our Credit Agreement, ability to generate sufficient cash flow, ability to sell certain assets, customer or subcontractor disputes, ability to resolve the dispute with a customer relating to the purported termination of contracts to build two MPSVs, operating dangers and limits on insurance coverage, barriers to entry into new lines of business, ability to employ skilled workers, loss of key personnel, performance of subcontractors and dependence on suppliers, changes in trade policies of the U.S. and other countries, compliance with regulatory and environmental laws, lack of navigability of canals and rivers, shutdowns of the U.S. government, systems and information technology interruption or failure and data security breaches, performance of partners in our joint ventures and other strategic alliances, and other factors described in Item 1A in our Annual Report on Form 10-K for the Year Ended December 31, 2018, as updated by subsequent filings with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.

Results of Operations by Segment (in thousands, except for percentages)

Fabrication Division(1)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenue	$19,474	$22,415	$3,382	$54,520	$30,197
Cost of revenue	19,902	23,092	7,619	56,397	36,085
Gross loss	(428)	(677)	(4,237)	(1,877)	(5,888)
Gross loss percentage	(2.2)%	(3.0)%	(125.3)%	(3.4)%	(19.5)%
General and administrative expense	440	742	1,409	1,949	3,886
Asset impairments and (gain) loss on assets held for sale, net	—	—	146	(70)	(5,683)
Other (income) expense, net	(20)	(208)	2,485	(157)	2,481
Operating loss	$(848)	$(1,211)	$(8,277)	$(3,599)	$(6,572)

EBITDA(2)
Operating loss	$(848)	$(1,211)	$(8,277)	$(3,599)	$(6,572)
Add: Depreciation and amortization	840	891	1,023	2,698	3,219
EBITDA	$(8)	$(320)	$(7,254)	$(901)	$(3,353)

Shipyard Division	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenue	$39,436	$37,567	$24,492	$113,590	$66,677
Cost of revenue	41,838	40,479	26,256	119,184	72,240
Gross loss	(2,402)	(2,912)	(1,764)	(5,594)	(5,563)
Gross loss percentage	(6.1)%	(7.8)%	(7.2)%	(4.9)%	(8.3)%
General and administrative expense	657	590	696	1,871	2,089
Asset impairments and (gain) loss on assets held for sale, net	324	—	—	324	—
Other (income) expense, net	(34)	62	(6)	28	158
Operating loss	$(3,349)	$(3,564)	$(2,454)	$(7,817)	$(7,810)

EBITDA(2)
Operating loss	$(3,349)	$(3,564)	$(2,454)	$(7,817)	$(7,810)
Add: Depreciation and amortization	992	1,047	1,050	3,148	3,170
EBITDA	$(2,357)	$(2,517)	$(1,404)	$(4,669)	$(4,640)

Services Division	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenue	$17,507	$24,065	$22,617	$61,174	$66,692
Cost of revenue	17,297	21,928	19,426	57,086	57,302
Gross profit	210	2,137	3,191	4,088	9,390
Gross profit percentage	1.2%	8.9%	14.1%	6.7%	14.1%
General and administrative expense	614	464	705	1,530	2,201
Other (income) expense, net	3	(55)	4	(52)	(34)
Operating income (loss)	$(407)	$1,728	$2,482	$2,610	$7,223

EBITDA(2)
Operating income (loss)	$(407)	$1,728	$2,482	$2,610	$7,223
Add: Depreciation and amortization	362	363	365	1,099	1,141
EBITDA	$(45)	$2,091	$2,847	$3,709	$8,364

Corporate Division	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenue (eliminations)	$(615)	$(3,591)	$(779)	$(5,421)	$(2,550)
Cost of revenue (eliminations)	(550)	(3,445)	(377)	(5,074)	(1,379)
Gross loss	(65)	(146)	(402)	(347)	(1,171)
Gross loss percentage	n/a	n/a	n/a	n/a	n/a
General and administrative expense	2,259	2,191	2,092	6,441	6,527
Other (income) expense, net	—	—	1	—	254
Operating loss	$(2,324)	$(2,337)	$(2,495)	$(6,788)	$(7,952)

EBITDA(2)
Operating loss	$(2,324)	$(2,337)	$(2,495)	$(6,788)	$(7,952)
Add: Depreciation and amortization	96	121	42	319	258
EBITDA	$(2,228)	$(2,216)	$(2,453)	$(6,469)	$(7,694)
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(1)
During the first quarter 2019, the Company's former EPC Division was operationally combined with its Fabrication Division, and accordingly, the Company's current reportable segments are "Fabrication", "Shipyard", "Services", and "Corporate." The segment results for the EPC Division for the three and nine months ended September 30, 2018 were combined with the Fabrication Division to conform to the presentation of the Company's reportable segments for the 2019 period.

(2)	EBITDA is a non-GAAP measure. See "Non-GAAP Measures" above for the Company's definition of EBITDA.